EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Universal Gold Mining Corp.
(An Exploration Stage Company)
London, United Kingdom

We hereby consent to the incorporation by reference in the registration statement of Universal Gold Mining Corp. (f/k/a Federal Sports & Entertainment, Inc.) (An Exploration Stage Company) (“Universal Gold”) on Form S-1 (File No. 333-170493), as amended or supplemented, of our report dated March 31, 2011, with respect to our audits of  the consolidated balance sheets of Universal Gold as of December 31, 2010, December 31, 2009 and November 30, 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2010 and November 30, 2009, for the one month period ended December 31, 2009, and for the period from May 3, 2006 (Inception) to December 31, 2010, which report is included in this Annual Report on Form 10-K of Universal Gold for the year ended December 31, 2010.

/s/ GBH CPAs, PC

GBH CPAs, PC
Houston, Texas
March 31, 2011